UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2007

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2007, Kansas City Southern ("KCS") entered into a Settlement Agreement (the "Settlement Agreement") with Grupo TMM, S.A.B. ("TMM"), TMM Logistics, S.A. de C.V. , a subsidiary of TMM ("TMML"), and VEX Asesores Corporativos, S.A. de C.V. (formerly José F. Serrano International Business, S.A. de C.V.) (the "Consulting Firm") resolving certain claims and disputes over escrows established on December 15, 2004 as part of KCS' acquisition of Grupo TFM, S.A. de C.V. (now Kansas City Southern de México, S.A. de C.V.) ("KCSM").

Pursuant to the terms of the Settlement Agreement, KCS will pay TMM the sum of $54,137,000 in cash to retire two escrow accounts created at the closing of the KCSM acquisition to cover certain post-closing contingencies and tax liabilities. The aggregate value of the two escrow accounts is approximately $86.6 million. The parties have further agreed as part of the Settlement Agreement to (i) release all claims that have been asserted against each other in connection with the KCSM acquisition, (ii) terminate the Marketing and Services Agreement entered into among certain KCS subsidiaries and TMML at the closing of the KCSM acquisition, and (iii) terminate the Consulting Agreement entered into between KCS and the Consulting Firm at the closing of the KCSM acquisition. In connection with the termination of the Consulting Agreement, KCS has agreed to make the final annual payment of $3,000,000 due to the Consulting Firm on December 15, 2007, and to terminate an escrow account established to hold annual consulting payments pursuant to the terms of the Consulting Agreement. The Settlement Agreement closes all pending matters between KCS and TMM relating to the KCSM acquisition.

For further information, please see the press release attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

On September 24, 2007 and effective as of October 1, 2007, KCS agreed to terminate (i) the VAT Escrow Agreement and the Indemnity Escrow Agreement, each entered into as of December 15, 2004 among KCS and certain KCS subsidiaries, TMM and certain of its subsidiaries, and The Bank of Nova Scotia Trust Company, as Escrow Agent, (ii) the Consulting Compensation Agreement dated as of December 15, 2004 among KCS and the Consulting Firm; (iii) the Consulting Compensation Escrow Agreement dated as of December 15, 2004 among KCS, the Consulting Firm and The Bank of Nova Scotia Trust Company, as Escrow Agent, and (iv) the Marketing and Services Agreement dated as of December 15, 2004 among certain KCS subsidiaries and TMML. Further information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press Release issued by Kansas City Southern, dated September 24, 2007, entitled "KCS Settles Final Differences with TMM" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

September 24, 2007	By:	Patrick J. Ottensmeyer

Name: Patrick J. Ottensmeyer
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release issued by Kansas City Southern, dated September 24, 2007, entitled "KCS Settles Final Differences with TMM".